     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 1994

                                                       REGISTRATION NO. 33-
================================================================================
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                                PHH CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                MARYLAND                               52-0551284
    (STATE OR OTHER JURISDICTION OF        (IRS EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

                              11333 MCCORMICK ROAD
                          HUNT VALLEY, MARYLAND 21031
                                 (410) 771-3600
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                                SAMUEL H. WRIGHT
                                PHH CORPORATION
                              11333 MCCORMICK ROAD
                          HUNT VALLEY, MARYLAND 21031
                                 (410) 771-3600
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                          NUMBER OF AGENT FOR SERVICE)

                               ----------------
                                   COPIES TO:
           VIRGINIA K. ADAMS                        ELLIOTT V. STEIN
            PIPER & MARBURY                  WACHTELL, LIPTON, ROSEN & KATZ
       1100 CHARLES CENTER SOUTH                  51 WEST 52ND STREET
       BALTIMORE, MARYLAND 21201                NEW YORK, NEW YORK 10019

                               ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                               ----------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------
                                                  PROPOSED     PROPOSED
 TITLE OF EACH CLASS                               MAXIMUM     MAXIMUM
         OF                                       AGGREGATE   AGGREGATE     AMOUNT OF
  SECURITIES BEING                 AMOUNT TO BE   PRICE PER    OFFERING    REGISTRATION
     REGISTERED                     REGISTERED      UNIT        PRICE          FEE
- ---------------------------------------------------------------------------------------
 Debt Securities................  $2,000,000,000*   100%    $2,000,000,000   $689,655
- ---------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------

* Or, if any such securities are issued at original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $2,000,000,000.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
================================================================================

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED      , 1994

                   [LOGO OF PHH CORPORATION APPEARS HERE]

                                $2,000,000,000

                                PHH CORPORATION

                               MEDIUM-TERM NOTES
               DUE FROM 9 MONTHS TO 40 YEARS FROM DATE OF ISSUE

                                ---------------
  PHH Corporation (the "Company") may offer from time to time up to $2,000,000,000 aggregate principal amount, or the equivalent thereof in foreign currencies or currency units, of its Medium-Term Notes (the "Notes"), subject to reduction as a result of the concurrent sale of other Debt Securities of the Company. Each Note may be denominated or payable in U.S. dollars or in a foreign currency, European Currency Units ("ECU") or such other currency unit specified in the applicable Pricing Supplement (the "Specified Currency"). The Notes will mature on any day from 9 months to 40 years from the date of issue, as selected by the initial purchaser and agreed to by the Company. The specific interest rates and maturities of Notes sold will be set forth in Pricing Supplements to this Prospectus Supplement. Interest rates or interest rate formulas are subject to change by the Company from time to time but no such change will affect any Note theretofore issued or which the Company has agreed to sell. The Notes may be denominated in U.S. dollars or in such foreign currencies or currency units or in amounts determined by reference to an index as may be designated by the Company at the time of the offering and set forth in a Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, each Note will bear interest at a fixed rate (a "Fixed Rate Note") or at a floating rate (a "Floating Rate Note") determined by reference to the Commercial Paper Rate, the CD Rate, the Federal Funds Effective Rate, LIBOR, the Treasury Rate, the Prime Rate or such other base rate or interest rate formula as may be designated in any accompanying Pricing Supplement. Except as described herein or in the applicable Pricing Supplement, interest on each Fixed-Rate Note will accrue from its issue date and will be payable February 15 and August 15 of each year and at maturity. Interest on each Floating Rate Note will be payable on the dates indicated therein and in the applicable Pricing Supplement. The Notes will not be subject to redemption or repayment prior to their stated maturity unless otherwise specified in the applicable Pricing Supplement. See "Description of Notes."

  The Notes will be issued in fully registered certificated form (a "Certificated Note") or in the form of one or more fully registered global notes (a "Global Note") in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Beneficial interest in Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company, as depositary (the "Depositary") and its participants. See "Description of Notes--Global Notes."

                                ---------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

               PRICE TO    AGENTS' DISCOUNTS AND           PROCEEDS TO
              PUBLIC(1)      COMMISSIONS(1)(2)            COMPANY(2)(3)
              ---------    ---------------------          -------------
Per Note...      100%           .125%-.750%              99.875%-99.250%
Total(4)... $2,000,000,000 $2,500,000-$15,000,000  $1,997,500,000-$1,985,000,000

- -------
(1) Notes may be sold at discounts from their principal amounts, if provided for in the applicable Pricing Supplements.
(2) The Company will pay a commission to the Agents of from .125% to .750%, depending upon the Note maturity, of the principal amount of any Note with a maturity of up to 30 years sold through them as agents. Commissions on agency sales of Notes with maturities of more than 30 years will be determined at the time of sale. In addition, the Company may sell Notes to an Agent as principal at negotiated discounts for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent. No commission will be payable on any sales made directly by the Company. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933, and to reimburse the Agents for certain expenses.
(3) Before deduction of estimated expenses of the offering of $    .
(4) Or the equivalent thereof in foreign currencies or currency units.

                                ---------------
  The Notes are offered on a continuing basis by the Company through the Agents, as set forth below, which have agreed to use best efforts to solicit purchases of the Notes. The Company also may sell Notes to any Agent acting as principal at negotiated discounts for resale to one or more investors or other purchasers. The Company has the right to sell the Notes directly on its own behalf and to appoint additional agents under the Distribution Agreement. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offering contemplated hereby without notice. The Company or the Agents may reject any offer to purchase the Notes in whole or in part. See "Supplemental Plan of Distribution."

GOLDMAN, SACHS & CO.
                              MERRILL LYNCH & CO.
                                                 J.P. MORGAN SECURITIES INC.

                                ---------------
            The date of this Prospectus Supplement is      , 1994.

  IN CONNECTION WITH THE DISTRIBUTION OF NOTES UNDERWRITTEN BY AN AGENT ACTING AS PRINCIPAL, SUCH AGENT MAY OVER-ALLOT OR EFFECT TRANSACTIONS IN THE NOTES WITH A VIEW TO STABILIZING OR MAINTAINING THE MARKET PRICE OF THE NOTES AT LEVELS OTHER THAN THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN ANY OVER-THE-COUNTER MARKET OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              DESCRIPTION OF NOTES

  The following description of the terms of the Medium-Term Notes of PHH Corporation (the "Company") offered hereby (the "Notes") supplements, and to the extent inconsistent therewith replaces, insofar as such description relates to the Notes, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made. The following description of the Notes will apply unless otherwise specified in an applicable Pricing Supplement.

GENERAL

  The Notes are to be issued under an Indenture dated as of March 1, 1993 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), as described more fully in the Prospectus. The Notes offered hereby constitute a portion of a single series of Debt Securities for purposes of the Indenture, unlimited in aggregate principal amount. The aggregate principal amount in which the Notes offered hereby may be issued is limited to $2,000,000,000 (or the equivalent thereof in foreign currencies or currency units), less an amount equal to the gross proceeds from the sales of other Debt Securities (other than the Notes) pursuant to the Registration Statement of which the accompanying Prospectus is a part. The statements herein concerning the Notes and the Indenture do not purport to be complete. They are qualified in their entirety by reference to the provisions of the Indenture, including the definitions of certain terms used herein without definition. A copy of the Indenture has been filed with the Securities and Exchange Commission.

  The Notes will be unsecured obligations of the Company and will rank prior to all subordinated indebtedness of the Company and on a parity with all other unsecured indebtedness of the Company. Principal will be payable in immediately available funds, provided that the Paying Agent receives the Note and appropriate information in time to make payment in such funds in accordance with its normal procedures.

  The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued in one or more series up to the aggregate principal amount which may be authorized from time to time by the Company. The Company may, from time to time, without the consent of the holders of the Notes (the "Holders"), provide for the issuance of additional Notes or other Debt Securities under the Indenture. As used herein, "Holder" includes the Depositary with respect to Global Notes.

  The Notes will be offered on a continuing basis and will mature on any day from 9 months to 40 years from the date of issue, as selected by the initial purchaser and agreed to by the Company (the "Stated Maturity"), and may be subject to redemption or repayment prior to Stated Maturity at the price or prices specified in the applicable Pricing Supplement. "Maturity" means, when used with respect to the Notes, the date on which the principal of such Note or an installment of principal becomes due and payable as therein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise. Unless otherwise specified in any applicable Pricing Supplement, each Note will bear interest at either (a) a fixed rate or (b) a floating rate determined by reference to an interest rate formula or a Base Rate (as hereinafter defined), which may be adjusted by adding or subtracting the Spread and/or multiplying by the Spread Multiplier (as hereinafter defined).

  Each Note will be issued initially as either a Global Note or a Certificated Note and, if denominated in U.S. dollars, in denominations of $1,000 and integral multiples of $1,000 in excess thereof or, if denominated in any foreign currency or currency units, the dollar equivalent in such foreign currency or currency units. For a description of the denominations of Notes denominated or payable in a Specified Currency other than U.S. dollars (a "Foreign Currency Note") see "Special Provisions Relating to Foreign Currency Notes." Certificated Notes may be transferred or exchanged at the offices of the Trustee, 14 Wall Street, Eighth Floor, New York, New York 10005. Global Notes may be transferred or exchanged through a participating member of the Depositary. See "Global Notes" below. No service charge will be made for any registration of transfer or exchange of Certificated Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

  Interest rates or interest rate formulas are subject to change by the Company from time to time but no such change will affect any Note theretofore issued or which the Company has agreed to sell.

  Unless otherwise indicated in the applicable Pricing Supplement, the Interest Payment Dates for Fixed Rate Notes shall be as described below under "Fixed Rate Notes." The Interest Payment Dates for Floating Rate Notes shall be as indicated in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, each Regular Record Date for a Fixed Rate Note or a Floating Rate Note will be the fifteenth day (whether or not a Business Day) next preceding each Interest Payment Date.

  The Notes are referred to in the accompanying Prospectus as the "Debt Securities." For a description of the rights attaching to different series of Debt Securities under the Indenture, see "Description of Debt Securities" in the Prospectus attached hereto.

PAYMENT OF PRINCIPAL AND INTEREST

  Payments on Global Notes will be made to the Depositary. See "--Global Notes" below. In the case of Certificated Notes, principal, premium, if any, and interest will be payable, the transfer of the Notes will be registrable, and Notes will be exchangeable for Notes bearing identical terms and provisions at the offices of the Trustee, 14 Wall Street, Eighth Floor, New York, New York 10005; provided, however, that payment of interest, other than interest at Maturity, may be made at the option of the Company by check mailed to the address of the person in whose name the applicable Note is registered at the close of business on the relevant Regular Record Date (as hereinafter defined) as shown on the applicable security register (which in the case of Global Notes will be a nominee of the Depositary). Notwithstanding the foregoing, a holder of U.S. $10,000,000 or more in aggregate principal amount of Notes of like tenor and term (or a holder of the equivalent thereof in a Specified Currency other than U.S. dollars) shall be entitled to receive interest payments (other than an interest payment due at Maturity) by wire transfer of immediately available funds to a designated account maintained in the United States, but only if proper instructions have been received in writing by the Trustee on or prior to the applicable Regular Record Date. Such instructions shall remain in effect with respect to payments of interest made to such holder on subsequent Interest Payment Dates unless revoked or changed by written instructions received by the Trustee from such holder, provided that any such written revocation or change which is received by the Trustee after a Regular Record Date and before the related Interest Payment Date shall not be effective with respect to the interest payable on such Interest Payment Date. Interest will be payable on each date specified in the Note on which an installment of interest is due and payable (an "Interest Payment Date") and at Maturity. If the original issue date of a Note is between a Regular Record Date and the related Interest Payment Date, the initial interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date unless otherwise specified in the applicable Pricing Supplement.

  Unless otherwise specified in an applicable Pricing Supplement, interest payments will be in the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid with respect to such Note), to but excluding the applicable Interest Payment Date (an "Interest Accrual Period"). However, unless otherwise specified in an applicable Pricing Supplement, in the case of Floating Rate Notes on which the interest rate is reset daily or weekly, the interest payments will include interest from but excluding the second Regular Record Date preceding the applicable Interest Payment Date (or from and including the date of issue, if no interest has been paid with respect to such Note) through and including the Regular Record Date next preceding the applicable Interest Payment Date, except that the interest payment on Maturity will include interest accrued to but excluding such date. In the case of Certificated Notes, payment of principal, premium, if any, and interest payable at Maturity on each Certificated Note will be paid in immediately available funds against presentation of the Certificated Note at the offices of the Trustee, 14 Wall Street, Eighth Floor, New York, New York 10005; provided that the Certificated Notes are presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Interest payable at Maturity will be payable to the person to whom the principal of the Note shall be paid.

  "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (a) not a legal holiday or a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, (b) if the Note is denominated or payable in a Specified Currency other than U.S. dollars, (i) not a day on which banking institutions are authorized or required by law or regulation to close in the major financial center of the country issuing the Specified Currency (which in the case of ECU shall include the financial center of each country that issues a component currency of the ECU) and (ii) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency and (c) with respect to LIBOR Notes (as defined below), also a London Banking Day."London Banking Day" means any day on which dealings on deposits in U.S. dollars are transacted in the London interbank market.

REDEMPTION AND REPAYMENT

  Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be redeemable prior to their Stated Maturity. If so specified in an applicable Pricing Supplement with respect to a Note or Notes, such Note or Notes will be redeemable on or after the date set forth in such Pricing Supplement, either in whole or from time to time in part, at the option of the Company, at a redemption price (the "Redemption Price") determined in accordance with the following paragraph, together with interest accrued thereon to but excluding the date of redemption, on notice given not more than 60 nor less than 30 days prior to the date of redemption.

  The Redemption Price for each Note subject to redemption shall initially be equal to a certain percentage (the "Initial Redemption Percentage") of the principal amount of such Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date with respect to such Note by a percentage (the "Annual Redemption Percentage Reduction") of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount. The Initial Redemption Percentage and any Annual Redemption Percentage Reduction with respect to each Note subject to redemption prior to Stated Maturity will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note.

  Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be subject to repayment at the option of the Holders. If so specified in an applicable Pricing Supplement with respect to a Note or Notes, such Note or Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes on their respective optional repayment dates fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note (the "Optional Repayment Dates"). On any Optional Repayment Date with respect to a Note, such Note will be repayable in whole or in part at the option of the Holder thereof at a price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date, on notice given by such Holder to the Company not more than 60 nor less than 30 days prior to the Optional Repayment Date.

  If a Note is represented by a Global Note, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

  Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be subject to any sinking fund.

FIXED RATE NOTES

  Unless otherwise specified in an applicable Pricing Supplement, each Fixed Rate Note will bear interest from the date of issue at the annual rate stated on the face thereof, payable semiannually on February 15 and August 15 of each year and at Maturity, subject to certain exceptions. Unless otherwise specified in an applicable Pricing Supplement, interest on the Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Fixed Rate Notes will be payable generally to the person in whose name the
Note is registered at the close of business on the Regular Record Date. However, interest payable at Maturity will be payable to the person to whom principal shall be payable.

  If any Interest Payment Date or the Maturity of a Fixed Rate Note falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

FLOATING RATE NOTES

  Each Floating Rate Note will bear interest at a floating rate determined by reference to a Base Rate or an interest rate formula specified in the applicable Pricing Supplement. Any Floating Rate Note may also have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period, and (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period. Interest on the Floating Rate Notes will be determined by reference to a "Base Rate," which may be: (a) the CD Rate in which case such Note will be a "CD Rate Note," (b) the Commercial Paper Rate in which case such Note will be a "Commercial Paper Rate Note," (c) the Federal Funds Effective Rate in which case such Note will be a "Federal Funds Effective Rate Note," (d) LIBOR in which case such Note will be a "LIBOR Note," (e) the Treasury Rate in which case such Note will be a "Treasury Rate Note," (f) the Prime Rate in which case such Note will be a "Prime Rate Note" or (g) such other Base Rate or interest rate formula as is set forth in such Pricing Supplement. The applicable Pricing Supplement will specify the interest rate formula or the Base Rate and the Index Maturity, the Spread and/or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each Floating Rate Note. In addition, such Pricing Supplement may contain information concerning the Calculation Agent, Calculation Dates, Initial Interest Rate, Interest Determination Dates, Interest Payment Period, Interest Payment Dates, Maturity, Regular Record Dates, Interest Reset Dates, Interest Reset Period, and, if applicable, the Initial Redemption Dates, the Initial Redemption Percentage, Annual Redemption Percentage Reduction and Optional Repayment Date, with respect to such Floating Rate Note. The "Index Maturity" is the period to maturity of an instrument or obligation with respect to which the Base Rate is calculated. The "Spread" is the number of basis points above or below the Base Rate applicable to such Floating Rate Note, and the "Spread Multiplier" is the percentage of the Base Rate applicable to the interest rate for such Floating Rate Note. The Spread, Spread Multiplier, Index Maturity and other variable terms of the Floating Rate Notes are subject to change by the Company from time to time, but no such change will affect any Floating Rate Note theretofore issued or as to which an offer to purchase has been accepted by the Company.

  Unless otherwise specified in an applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in an applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week (except as provided below); in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of each February, May, August and November; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of each of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement; provided, however, that, unless otherwise specified in an applicable Pricing Supplement, the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day for such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Business Day for such Floating Rate Note, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

  The interest rate applicable to each Interest Accrual Period commencing on an Interest Reset Date will be the rate determined by reference to the Interest Determination Date. The Interest Determination Date with respect to (a) a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), (b) a Federal Funds Effective Rate Note (the "Federal Funds Interest Determination Date"), (c) a CD Rate Note (the "CD Interest Determination Date") or (d) a Prime Rate Note (the "Prime Interest Determination Date") will be the second Business Day prior to the Interest Reset Date for such Note. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Banking Day prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

  With respect to a Floating Rate Note, accrued interest is calculated by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factors calculated for each day from the date of issue, or from the last date for which interest has been paid, as the case may be, to the date for which accrued interest is being calculated. Unless otherwise specified in an applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such date by 360, in the case of Commercial Paper Rate Notes, CD Rate Notes, Federal Funds Effective Rate Notes, LIBOR Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

  All percentages resulting from any calculation with respect to Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rates Notes will be rounded to the nearest cent with one half cent being rounded upward. The Calculation Agent will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect and the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Note. Unless otherwise specified in an applicable Pricing Supplement, the Trustee will be the Calculation Agent for the Floating Rate Notes. Unless otherwise specified in an applicable Pricing Supplement, the Calculation Date, where applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day and
(ii) the Business Day next preceding the relevant interest Payment Date or Maturity, as the case may be.

  In addition to any specified maximum interest rate which may be applicable to any Floating Rate Note, the interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest on a loan to a corporation is 25% per annum on a simple interest basis. The limit may not apply to Floating Rate Notes in which $2,500,000 or more has been invested.

  Each Floating Rate Note will bear interest from the date of issue at the rates determined as described below until the principal thereof is paid or otherwise made available for payment. Except as provided below, and unless otherwise indicated in an applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of February, May, August and November of each year, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes which reset quarterly, on the third Wednesday of February, May, August and November of each year; in the case of Floating Rate Notes which reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, on the third Wednesday of the month specified in the applicable Pricing Supplement and, in each case, at Maturity.

  If any Interest Payment Date, other than an Interest Payment Date occurring at Maturity, for any Floating Rate Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day with respect to such LIBOR Note. If the Maturity of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after Maturity.

COMMERCIAL PAPER RATE NOTES

  A Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) on that date of the rate for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield (as defined below) on such Commercial Paper Interest Determination Date of the rate for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate for such Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in New York City selected by the Calculation Agent for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

  "Money Market Yield" shall be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percent) calculated in accordance with the following formula:

           Money Market Yield =   D X 360
                              --------------  X 100
                               360 - (D X M)

where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

CD RATE NOTES

  A CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in the CD Rate Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the CD Rate Note as published in H.15(519) under the heading "CDs (Secondary Market)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposits." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in

New York City selected by the Calculation Agent (after consultation with the Company) for negotiable certificates of deposit of major United States money market banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Interest Determination Date will be the CD Rate in effect on such CD Interest Determination Date.

FEDERAL FUNDS EFFECTIVE RATE NOTES

  A Federal Funds Effective Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Effective Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Effective Rate Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Effective Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Effective Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or Composite Quotations by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Effective Rate for such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Effective Rate with respect to such Federal Funds Interest Determination Date will be the Federal Funds Effective Rate in effect on such Federal Funds Interest Determination Date.

LIBOR NOTES

  A LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to a LIBOR Interest Determination Date, LIBOR will be, as specified in the applicable Pricing Supplement, either (a) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appears on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 A.M., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace page LIBO on that service for the purpose of displaying London interbank offered rates of major banks).

  "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If at least two such offered rates appear on the Telerate Page 3750, the rate in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent. If fewer than two offered rates appear on the Telerate Page 3750, or if no rate appears on the Reuters Screen LIBO Page, as applicable, LIBOR in respect of such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

    (ii) On any LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (i)
  (a) above, or on which no rate appears on the Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent (the "Reference Banks") at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date to prime banks in the London interbank market, having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the Calculation Agent at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement, such loans commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks in New York City selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

TREASURY RATE NOTES

  A Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading Pricing "U.S. Government Securities--Treasury Bills--auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent, rounded, if necessary, to the nearest one hundred-thousandth of a percent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the U.S. Department of the Treasury. In the event that the result of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement is not otherwise reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or, if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to Stated Maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary U.S. securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

PRIME RATE NOTES

  A Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note (a "Prime Interest Determination Date"), the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 A.M. New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Prime Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Interest Determination Date by four major money center banks in New York City selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in New York City by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on such Prime Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

FOREIGN CURRENCY AND INDEX-LINKED NOTES

  If any Note is not to be denominated in U.S. dollars, certain provisions with respect thereto will be set forth in a foreign currency Pricing Supplement which will indicate the Specified Currency in which the principal, premium, if any, and interest with respect to such Note are to be paid, along with any other terms relating to the Specified Currency. The Pricing Supplement also will specify specific historic exchange rate information, certain currency risks relating to the specific currencies selected, certain investment considerations and certain additional tax considerations.

  Amounts due on a Note in respect of principal, premium, if any, and interest may be determined with reference to (a) a currency exchange rate or rates, (b) a securities or commodities exchange index, (c) the value of a particular security or commodity or (d) any other index or indices (any such Note being herein referred to as an "Index-Linked Note"). The Pricing Supplement relating to an Index-Linked Note will set forth the method by and terms on which the amount of principal payable at Stated Maturity (or upon redemption or repayment, if applicable) and interest, premium or the amortized face amount, if any, will be determined, the tax consequences to holders of Index-Linked Notes, a description of certain risks associated with investments in Index-Linked Notes and other information relating to such Index-Linked Notes.

  An investment in Notes indexed, as to principal or interest or both, to one or more values of currencies (including exchange rates between currencies), commodities or interest rate indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Note is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Note is so indexed, the principal amount payable at Maturity may be less than the original purchase price of such
Note if allowed pursuant to the terms of such Note, including the possibility that no principal will be paid. The secondary market for such Notes will be affected by a number of factors independent of the creditworthiness of the issuer and the value of the applicable currency, commodity or interest rate index, including the volatility of the applicable currency, commodity or interest rate index, the time remaining to the maturity of such Notes, the amount outstanding of such Notes and market interest rates. The value of the applicable currency, commodity or interest rate index depends on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the principal amount or interest payable with respect to such Notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity or interest rate index will be increased. The historical experience of the relevant currencies, commodities or interest rate indices should not be taken as an indication of future performance of such currencies, commodities or interest rate indices during the term of any Note. The credit ratings assigned to the Company's medium-term note program are a reflection of the Company's credit status, and are not a reflection of the potential impact of the factors discussed above, or any other factors, on the market value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of such Notes in light of their particular circumstances.

GLOBAL NOTES

  The Notes may be issued in whole or in part in the form of one or more fully registered Notes (each, a "Global Note") which will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary's nominee. Except as set forth below, a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor of the Depositary or a nominee of such successor. The Depositary currently only accepts securities which have a specified currency of U.S. dollars.

  The Depositary has advised the Company and the Agents that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"). The Depositary was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

  Upon the issuance by the Company of Notes represented by a Global Note, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the Agents or by the Company, if such Notes are offered and sold directly by the Company.

  If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Notes in certificated form in exchange for each Global Note. In addition, the Company may at any time determine not to have Notes represented by one or more Global Notes, and, in such event, will issue Notes in certificated form in exchange for the Global Note or Notes representing such Notes. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in fully registered form only.

  For a more complete description of Global Notes, see "Description of Debt Securities--Global Securities" in the accompanying Prospectus.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

  Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars and payments of principal of, premium, if any, and interest on the Notes will be made in U.S. dollars. The following provisions shall apply to Foreign Currency Notes. Such provisions are in addition to, and to the extent inconsistent therewith replace, the description of general terms and provisions of the Notes set forth in the attached Prospectus and elsewhere in this Prospectus Supplement.

  Foreign Currency Notes are issuable in registered form only, without coupons. The denominations for particular Foreign Currency Notes will be specified in the applicable Pricing Supplement.

  Unless otherwise provided in the applicable Pricing Supplement, payment of the purchase price of Foreign Currency Notes will be made in immediately available funds.

  Unless otherwise indicated in the applicable Pricing Supplement, all currency and currency unit amounts used and resulting from calculations relating to currencies for a Foreign Currency Note will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

CURRENCIES

  Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for Foreign Currency Notes in the Specified Currency. At the present time there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies or currency units and vice versa, and banks generally do not offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested on or prior to the fifth Business Day preceding the date of delivery of the Notes, or by such other day as determined by the Agent which presented the offer to purchase such Notes to the Company, such Agent is prepared to arrange for the conversion of U.S. dollars into the Specified Currency set forth in the applicable Pricing Supplement to enable the purchasers to pay for the Notes. Each such conversion will be made by the applicable Agent on such terms and subject to such conditions, limitations and charges as the applicable Agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Notes.

  The Foreign Currency Notes provide that, in the event of an official redenomination of a foreign currency or currency unit, the obligations of the Company with respect to payments on Notes denominated or payable in such foreign currency or currency unit shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event, however, shall any adjustment be made to any amount payable under the Notes as a result of any change in the value of such foreign currency or currency unit relative to any other currency due solely to fluctuations in exchange rates. See "Foreign Currency Risks--Exchange Rates and Exchange Controls."

PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST

  The principal of, premium, if any, and interest on Foreign Currency Notes are payable by the Company in the Specified Currency. However, the agent appointed by the Company (the "Exchange Rate Agent") will convert all payments of principal of, premium, if any, and interest on Foreign Currency Notes to U.S. dollars. Unless otherwise specified in the applicable Pricing Supplement, the Holder of a Foreign Currency Note may elect to receive such payments in the Specified Currency as described below.

  Unless the Holder has elected otherwise or unless otherwise specified in the applicable Pricing Supplement, payment in respect of a Foreign Currency Note shall be made in U.S. dollars based upon the exchange rate as determined by the Exchange Rate Agent based on the quotation for such non-U.S. dollar currency or composite currency appearing at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable date of payment, on the bank composite or multi-contributor pages of the Telerate Monitor Foreign Exchange Service (or, if such service is not then available to the Exchange Rate Agent, the Reuters Monitor Foreign Exchange Service or, if neither is available, on a comparable display or in a comparable manner as the Company and the Exchange Rate Agent shall agree), for the first three banks (or two, if three are not available), in chronological order, appearing on a list of banks agreed to by the Company and the Exchange Rate Agent prior to such second Business Day, which are offering quotes. The Exchange Rate Agent shall then select from among the selected quotations in a manner specified in the applicable Pricing Supplement. If fewer than two bids are available, then such conversion will be based on the Market Exchange Rate (as defined below) as of the second Business Day preceding the applicable payment date. "Market Exchange Rate" means the noon U.S. dollar buying rate in The City of New York for cable transfers of the relevant currency as certified for customs purposes by the Federal Reserve Bank of New York. If no Market Exchange Rate as of the second Business Day preceding the applicable payment date is available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described below under "Special Provisions Relating to Foreign Currency Notes--Payment Currency." All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments.

  Unless otherwise specified in the applicable Pricing Supplement, a Holder of Foreign Currency Notes may elect to receive payment of the principal of, premium, if any, and interest on the Notes in the Specified Currency by transmitting a written request for such payment to the principal office of the Trustee, 14 Wall Street, Eighth Floor, New York, New York 10005, on or prior to the Regular Record Date or at least fifteen days prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A Holder of a Foreign Currency Note may elect to receive payment in the Specified Currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, 14 Wall Street, Eighth Floor, New York, New York 10005, but written notice of any such revocation must be received by the Trustee on or prior to the Regular Record Date or at least fifteen days prior to Maturity, as the case may be. Holders of Foreign Currency Notes whose Foreign Currency Notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

  Interest on Foreign Currency Notes paid in U.S. dollars will be paid in the manner specified in the attached Prospectus and this Prospectus Supplement for interest on Notes denominated in U.S. dollars. Interest on Foreign Currency Notes paid in the Specified Currency will be paid by a check drawn on an account maintained at a bank outside the United States, unless other arrangements have been made. The principal and premium, if any, of Foreign Currency Notes, together with interest accrued and unpaid thereon, due at Maturity will be paid in immediately available funds against presentation of such Foreign Currency Notes at the offices of the Trustee, 14 Wall Street, Eighth Floor, New York, New York 10005.

PAYMENT CURRENCY

  Except as set forth below, if payment in respect of a Foreign Currency Note is required to be made in a Specified Currency and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on that due date in respect of such Foreign Currency Note shall be made in U.S. dollars. The amount so payable on any date in such Specified Currency shall be converted into U.S. dollars at the Market Exchange Rate, on the date of such payment. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars (i) if such Specified Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Specified Currency or (ii) if such Specified Currency is a composite currency, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency).

  If payment in respect of a Foreign Currency Note is required to be made in ECU and ECU are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or are no longer used in the European Monetary System, then all payments due on that date in respect of such Foreign Currency Note shall be made in U.S. dollars. The amount so payable on any date in ECU shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate, or as otherwise indicated in the applicable Pricing Supplement.

  If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

  All determinations referred to above made by the Exchange Rate Agent shall be subject to approval by the Company.

                             FOREIGN CURRENCY RISKS

  THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO AND THE ATTACHED PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE INVESTORS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN SUCH NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

GOVERNING LAW AND JUDGMENTS

  The Notes will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States have not customarily rendered judgments for money damages denominated or payable in any currency other than the U.S. dollar. New York statutory law provides, however, that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Foreign Currency Notes entails significant risks that are not associated with a similar investment in a security denominated and payable in U.S. dollars. Such risks include, without limitation, the possibility of significant market changes in rates of exchange between the U.S. dollar and the various foreign currencies, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies resulting from official redenomination with respect to a Specified Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on factors over which the Company has no control, such as economic and political events and on the supply of and demand for the relevant currencies. In recent years rates of exchange between the U.S. dollar and certain foreign currencies have been volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Note. Depreciation of the Specified Currency of a Foreign Currency Note against the U.S. dollar would result in a decrease in the effective yield of such Foreign Currency Note below its coupon rate, and in certain circumstances could result in a loss to the investor, on a U.S. dollar basis.

  Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency at an Interest Payment Date or at Maturity of a Foreign Currency Note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal (and premium, if any) or interest in any Specified Currency other than U.S. dollars. Even if there are no actual exchange controls, it is possible that on an Interest Payment Date or at Maturity of a particular Foreign Currency Note, the Specified Currency for such Foreign Currency Note would not be available to the Company due to circumstances beyond the control of the Company. In any such event, the Company will make required payments in U.S. dollars on the basis described herein.

  Unless otherwise specified in the applicable Pricing Supplement, Notes denominated or payable in a Specified Currency other than U.S. dollars or ECU will not be sold in or to residents of the country issuing the Specified Currency. The information set forth in this Prospectus Supplement and the applicable Pricing Supplement is directed to prospective purchasers who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal (and premium, if any) or interest on the Notes. Such persons should consult their own counsel with regard to such matters.

  Pricing Supplements relating to Foreign Currency Notes will indicate the Specified Currency in which the principal, premium, if any, and interest with respect to such Note are to be paid, along with other terms relating to the Specified Currency. The Pricing Supplement also will specify specific historic exchange rate information, certain currency risks relating to the specific currencies selected, certain investment considerations and certain additional tax considerations. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of the principal United States federal income tax consequences of the ownership of Notes. It deals only with Notes held as capital assets and not with special classes of Holders, such as dealers in securities or currencies, life insurance companies, persons holding Notes as a hedge against currency risks, and United States Holders (as defined below under "United States Holders") whose functional currency is not the U.S. dollar. In addition, this summary does not address the federal income tax consequences of owning Indexed Notes. Such consequences will be addressed in the applicable Pricing Supplement. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code") and regulations, rulings and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked or modified so as to produce federal income tax consequences different from those discussed below. In addition, on January 27, 1994, final original issue discount regulations (the "OID Regulations") were issued. The OID Regulations generally apply to debt instruments issued on or after April 4, 1994. Taxpayers may, however, rely on the OID Regulations for debt instruments issued after December 21, 1992, and before April 4, 1994. The discussion below assumes that the OID Regulations are applicable to the Notes.

  PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN THEIR PARTICULAR SITUATIONS, AS WELL AS ANY CONSEQUENCES UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

UNITED STATES HOLDERS

  For purposes of this discussion, a "United States Holder" means (i) a citizen or resident of the United States, (ii) a partnership or corporation created or organized in or under the law of the United

States or of any State of the United States, (iii) a trust or estate the income of which is subject to United States federal income tax regardless of its source, and (iv) any other person that is subject to United States federal income tax on interest income derived from a Note as a result of such income being effectively connected with the conduct by such person of a trade or business within the United States. The term also includes certain former citizens of the United States whose income and gain on the Notes will be subject to U.S. income tax.

 Payments of Interest

  Interest on a Note, whether payable in the Specified Currency or U.S. dollars, that constitutes "qualified stated interest" (as defined below under "Original Issue Discount") will be taxable to a United States Holder as ordinary interest income at the time it is received or accrued, depending on the Holder's method of accounting for tax purposes. In the case of a United States Holder of a Foreign Currency Note using a cash method of accounting, the amount of such interest income for United States federal income tax purposes ("taxable interest") will be determined in the Specified Currency and translated into U.S. dollars using the spot exchange rate on the date of receipt, regardless of whether the interest is in fact paid in or converted to U.S. dollars. In the case of a United States Holder of a Foreign Currency Note using an accrual method of accounting, the amount of taxable interest will depend on whether the Holder has made a valid election to use a "spot accrual convention" pursuant to regulations under the Code. If the Holder has made such an election, the amount of taxable interest will be measured in the Specified Currency and translated into U.S. dollars using the spot exchange rate in effect on the last day of the accrual period (or last day of a partial accrual period ending on the last day of the Holder's taxable year); or where interest is paid within five business days of such last day, the exchange rate in effect on the date of receipt may be used. If the Holder has not made such an election, the amount of taxable interest will be measured in the Specified Currency and translated into U.S. dollars using the average exchange rate in effect during the accrual period. A United States Holder of a Foreign Currency Note on the accrual method will also recognize ordinary income or loss for federal income tax purposes ("exchange gain or loss") upon receipt of accrued interest income and upon the sale, retirement or other disposition of a Note. Such exchange gain or loss, if any, will be measured by subtracting the amount of taxable interest accrued in the manner described above with respect to any accrual period from the U.S. dollar value of the interest payment received attributable to that accrual period. The U.S. dollar value of the interest payment received will be determined by translating the units of Specified Currency received into dollars using the spot exchange rate in effect on the date of receipt.

 Original Issue Discount

  General. A Note will generally be treated as having been issued at an original issue discount (a "Discount Note") if the excess of its "stated redemption price at maturity" over its issue price (defined as the first price at which a substantial amount of the Notes are sold for money) equals or exceeds 1/4 of 1 percent of such Note's stated redemption price at maturity multiplied by the number of complete years to its Stated Maturity. "Stated redemption price at maturity" is the total of all payments provided by the Note that are not payments of "qualified stated interest." Generally, "qualified stated interest" is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually in an amount equal to the product of the outstanding principal amount of the Note and, with respect to a Fixed Rate Note, a single fixed rate of interest (adjusted to account appropriately for any differing lengths of intervals between payments). Qualified stated interest also includes stated interest on certain variable rate debt instruments that satisfy certain requirements of the OID Regulations if the interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually. A Floating Rate Note may or may not qualify as a variable rate debt instrument under the OID Regulations depending on its interest rate formula and other terms as set forth in the applicable Pricing Supplement.

  In certain cases, Notes that bear stated interest and are issued at par may be deemed to have original issue discount for federal income tax purposes, with the result that the inclusion of interest in the Holder's income may vary from the actual cash payments of interest on such Notes, generally accelerating income for cash method taxpayers. Notice will be given in the applicable Pricing Supplement when the Company determines that a particular Note will be a Discount Note. Unless an applicable Pricing Supplement so indicates, Floating Rate Notes will not be Discount Notes.

  United States Holders of Discount Notes having a Stated Maturity of more than one year from their date of issue will have to include original issue discount in income before the receipt of cash attributable to such income. The amount of original issue discount includible in income by a United States Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to the Discount Note for each day during the taxable year or portion of the taxable year in which it holds such Note ("accrued original issue discount"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the original discount allocable to that accrual period. The amount of original issue discount allocable to an accrual period is the excess of (a) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and adjusted for the length of such period) over (b) the sum of the qualified stated interest payments, if any, payable (or treated as payable) on the Discount Note during the accrual period. Under the OID Regulations, the "accrual period" may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day or on the first day of an accrual period. The "adjusted issue price" of the Discount Note at the start of any accrual period is the sum of the issue price of such Note plus the accrued original issue discount for each prior accrual period minus any prior payments on the Note that were not payments of qualified stated interest. The amount of original issue discount includible in income is adjusted for any United States Holder which acquires a Discount Note at a premium over its adjusted issue price (an "acquisition premium"), but at an amount less than or equal to the sum of all amounts payable on the instrument after the acquisition date (other than payments of qualified stated interest).

  Under the foregoing rules, United States Holders of Discount Notes will have to include in income increasingly greater amounts of original issue discount in successive accrual periods and in advance of any payment of cash related thereto.

  At the time the Company issues a Note, it will make a determination based on the applicable Treasury Regulations and other authorities whether such Note bears original issue discount. The Company is required to report the amount of original issue discount accrued on Notes held of record by persons other than corporations and other exempt Holders.

  Optional Redemption of Discount Notes. Under the OID Regulations, if either the Company or the Holder has an option to redeem, or cause the redemption of, a Discount Note prior to its Stated Maturity, such option will be presumed to be exercised if, by utilizing any date on which such Note may be redeemed as its maturity date and the amount payable on such date in accordance with the terms of the Note as its stated redemption price at maturity, the yield on such Note would be (i) in the case of an option of the Company, lower than its yield to maturity computed without assuming the option to be so exercised or (ii) in the case of an option of the Holder, higher than its yield to maturity computed without assuming the option to be so exercised. If such option is not in fact exercised when presumed to be exercised, the Note would be treated solely for original issue discount purposes as if it were redeemed, and a new Note were issued, on the presumed exercise date for an amount equal to the adjusted issue price of the original Note on such date. Notice will be given in an applicable Pricing Supplement when the Company determines that a particular Note will be deemed to have a maturity date for federal income tax purposes prior to its Stated Maturity.

  Short Term Discount Notes. Under the OID Regulations, a Note that matures one year or less from the date of its issuance ("short-term Discount Note") will be treated as having been issued at a discount ("short-term discount") equal to the excess of the total principal and interest payments on the Note over its tax basis (or if issue price the United States Holder so elects). In general, an individual or other cash basis United States Holder of a short-term Discount
Note is not required to accrue short-term discount for United States federal income tax purposes unless it elects to do so. Accrual basis United States Holders and certain other United States Holders, including banks and dealers in securities, are required to accrue the short-term discount on short-term Discount Notes on a straight-line basis unless an election is made to accrue the short-term discount under the constant-yield method (based on daily compounding). In the case of a United States Holder not required and not electing to include the short-term discount in income currently, any gain realized on the sale or retirement of the short-term Discount Note will be ordinary income to the extent of the short-term discount accrued on a straight-line basis (unless an election is made to accrue the short-term discount under the constant-yield method) through the date of sale or retirement. United States Holders who are not required and do not elect to accrue the short-term discount on short-term Discount Notes will be required to defer deductions for interest on borrowings allocable to short-term Discount Notes in an amount not exceeding the deferred income until the deferred income is realized.

  Foreign Currency Notes. The amount of original issue discount for any accrual period on a Discount Note that is a Foreign Currency Note will depend on whether the Holder has made a valid election to use a "spot accrual convention" pursuant to regulations under the Code. If the Holder has made such an election, original issue discount will be determined in the Specified Currency and translated into U.S. dollars using the spot exchange rate in effect on the last day of the accrual period (or last day of a partial accrual period ending on the last day of the Holder's taxable year); or where interest is paid within five business days of such last day, the exchange rate in effect on the date of receipt may be used. If the Holder has not made such an election, original issue discount will be determined in the Specified Currency and translated into U.S. dollars using the average exchange rate in effect during the accrual period. A United States Holder of a Discount Note that is a Foreign Currency Note will also recognize ordinary income or loss ("exchange gain or loss") upon receipt of an amount attributable to original issue discount (whether in connection with a payment of interest or the sale or retirement of a Discount
Note). Such exchange gain or loss, if any, will be measured by subtracting the amount of original issue discount with respect to the accrual period from the U.S. dollar value of the amount received attributable to that accrual period. The U.S. dollar value of the amount received will be determined by translating the units of Specified Currency received into dollars using the spot exchange rate in effect on the date of receipt.

  Notes Issued at a Premium. A United States Holder that purchases a Note for an amount in excess of the sum of all amounts payable on the Note after the purchase date other than qualified stated interest will be considered to have purchased the Note at a "premium" and will not be required to include any original issue discount in income. A United States Holder may generally elect to amortize the premium over the remaining term of the Note on a constant-yield method. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note in such year. Any such election shall apply to all debt instruments (other than debt instruments the interest on which is excludable from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies and to any such debt instruments thereafter acquired by the United States Holder, and is irrevocable without the consent of the Internal Revenue Service (the "IRS"). Bond premium on a Note held by a United States Holder that does not make such election will decrease the gain or increase the loss otherwise recognized on a taxable disposition of the Note. If a Note is callable by the Company before its Stated Maturity, the earlier call date will be considered as the Maturity if it results in a smaller amortizable bond premium attributable to the period of earlier call date. If a Note is not then called on the earlier call date, any unamortized bond premium must then be amortized to a succeeding call date or to Maturity. Certain of the Notes may be callable prior to Stated

Maturity. Holders therefore should consult with their tax advisors to determine whether this rule will apply to their individual situation.

  Bond premium on a Foreign Currency Note will be computed in the applicable Specified Currency. With respect to a United States Holder that elects to amortize the premium, the amortizable bond premium will reduce interest income measured in units of the Specified Currency. At the close of any period in which a portion of the bond premium is amortized, exchange gain or loss (which is generally ordinary income or loss) will be realized with respect to such portion based on the difference between spot rates at the close of such period and spot rates at the time of acquisition of the Foreign Currency Note. A United States Holder that does not elect to amortize bond premium will translate the bond premium, computed in the Specified Currency, into U.S. dollars at the spot rate on the Note's Maturity and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

  Market Discount. If a United States Holder purchases a Note for an amount that is less than its "revised issue price" (defined as the sum of the issue price of the Note and the aggregate amount of the original issue discount, if any, includible in the gross income of all previous Holders of the Note, determined without regard to any adjustment for a previous holder's acquisition premium), the amount of the difference will be treated as "market discount", unless such difference is less than a de minimis amount. The market discount provisions of the Code generally require a Holder of a Note acquired at a market discount to treat as ordinary interest income any gain recognized on the disposition of such Note to the extent of the "accrued market discount" on such Note at the time of disposition. If a Holder of a Note makes a gift of such Note, any accrued market discount will be included in income as if such Holder had sold the Note for a price equal to its fair market value. In addition, if a Holder of a Note acquired at a market discount receives a partial principal payment prior to Maturity, that payment may be treated as ordinary income to the extent of the accrued market discount on the Note at the time the payment is received and the accrued market discount on the Note will be reduced by the amount of ordinary income so recognized. These rules will not apply to the extent the Holder has, pursuant to an election, included the accrued market discount in income as it accrued. Once made, the election will apply to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. The adjusted basis of a Note will be increased by any accrued market discount that is included in a Holder's income pursuant to the election.

  The amount of market discount that accrues while a Holder holds a Note will be equal to the amount which bears the same ratio to the market discount on the Note as the number of days on which the Holder holds the Note bears to the number of days from the date the Holder acquires the Note through its Stated Maturity. Alternatively, a Holder of a Note may elect to accrue market discount on the basis of a constant-yield method, rather than the ratable-accrual method described in the preceding sentence.

  The market discount rules also provide that any Holder of a Note acquired at a market discount may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the Note until the Note is disposed of in a taxable transaction. This rule will not apply if the Holder elects to include accrued market discount in income currently.

  Accrued market discount on Foreign Currency Notes will generally be determined by translating the market discount determined in the Specified Currency into U.S. dollars at the spot rate on the date the Foreign Currency
Note is retired or otherwise disposed of. If the United States Holder has elected to accrue market discount currently, then the amount which accrues is determined in the Specified Currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. A United States Holder will recognize exchange gain or loss with respect to market discount which is accrued currently upon the sale, retirement or other disposition of the Foreign

Currency Note measured in the same manner as exchange gain or loss arising upon receipt of accrued interest on a Foreign Currency Note, as described above.

ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

  Under the OID Regulations, a United States Holder may elect to treat all interest on any Note as original issue discount and calculate the amount includible in gross income under the constant-yield method described above. For the purpose of this election, interest includes stated interest, short-term discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a United States Holder makes this election for a Note with market discount or amortizable bond premium, the election is treated as an election under the market discount or amortizable bond premium provisions, as the case may be, and the electing United States Holder will be required to include market discount in income currently or amortize bond premium for all of the Holder's other debt instruments with market discount or amortizable bond premium, as the case may be. The election is to be made for the taxable year in which the United States Holder acquired the Note, and may not be revoked without the consent of the IRS. United States Holders should consult with their own tax advisors about this election.

PURCHASE, SALE AND RETIREMENT OF NOTES

  A United States Holder's tax basis in a Note will be its U.S. dollar cost (which, in the case of a Foreign Currency Note, will be the U.S. dollar value of the purchase price on the date of purchase), increased by the amount of any original issue discount, short-term discount or market discount included in the United States Holder's income with respect to the Note and reduced by the amount of any payments on a Note that are not qualified stated interest payments and by the amount of any amortizable bond premium applied to reduce interest on the Note. A United States Holder will generally recognize gain or loss upon the sale or retirement of a Note equal to the difference between the amount realized upon the sale or retirement and the tax basis in the Note. The amount realized on a sale or retirement for an amount in Specified Currency will be the U.S. dollar value of such amount on the date of sale or retirement. Except (i) to the extent described above with respect to short-term Discount Notes and Foreign Currency Notes, and (ii) to the extent attributable to accrued but unpaid interest, market discount or currency gain or loss (as described in the following paragraph), gain or loss recognized by a United States Holder on the sale or retirement of a Note will generally be capital gain or capital loss and such gain or loss will be long-term capital gain or loss if the Note was held for more than one year.

  Gain or loss recognized by a United States Holder on the sale or retirement of a Foreign Currency Note that is attributable to changes in exchange rates will be treated as ordinary income or loss and will be limited to the amount of overall gain or loss realized on the disposition of the Note. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the principal amount of the Note expressed in units of the Specified Currency, determined at the spot exchange rate on the date such payment is received or the Note is disposed of, and the U.S. dollar value of the amount paid for the Note expressed in units of the Specified Currency, determined at the spot exchange rate as of the date the Holder acquired the Note.

EXCHANGE OF THE SPECIFIED CURRENCY

  A United States Holder who purchases a Note with previously owned Specified Currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between his tax basis in such currency and the fair market value of the Note in U.S. dollars on the date of purchase. Such gain or loss will be ordinary income or loss.

  Specified Currency received as interest on (or original issue discount with respect to) a Foreign Currency Note or on the sale or retirement of a Note will have a tax basis equal to its U.S. dollar value determined with reference to the spot exchange rate at the time such interest is received or at the time of such sale or retirement. Foreign currencies and currency units which are purchased will generally have a tax basis equal to their U.S. dollar cost. Any gain or loss realized on a sale or other disposition of a foreign currency or currency unit (including its use to purchase the Foreign Currency Notes or upon exchange for U.S. dollars) will be ordinary income or loss.

UNITED STATES ALIEN HOLDERS

  Under present United States federal income and estate tax law and subject to the discussion of backup withholding below:

    (a) payments of principal, premium, if any, and interest (including original issue discount) on the Notes to any Holder who is not a United States Holder (a "United States Alien Holder") will not be subject to United States federal income or withholding of federal income tax, provided that in the case of interest or original issue discount, (i) such interest or original issue discount is not effectively connected with a trade or business conducted by the United States Alien Holder in the United States,
  (ii) the United States Alien Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (iii) the United States Alien Holder is not a controlled foreign corporation that is related to the Company through stock ownership, (iv) the United States Alien Holder is not a bank that acquired the Notes pursuant to a loan agreement made in the ordinary course of its trade or business, and (v) either (A) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that he is not a United States Holder and provides his name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies to the Company or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution and furnishes the payor with a copy thereof;

    (b) a United States Alien Holder will not be subject to United States federal income or withholding of federal income tax on gain realized on the sale, exchange or redemption of a Note unless (i) such gain is effectively connected with a trade or business conducted by the United States Alien Holder in the United States or (ii) in the case of a United States Alien Holder who is an individual and holds a Note as a capital asset, such Holder is present in the United States for 183 days or more in the taxable year of sales and certain other requirements are met; and

    (c) a Note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and the income on the Note, if received at the time of the individual's death, would not have been effectively connected with a U.S. trade or business of the individual.

BACKUP WITHHOLDING AND INFORMATION REPORTING

 United States Holders

  In general, information reporting requirements will apply to payments of principal and interest on a Note and the proceeds of the sale of a Note before Maturity within the United States to, and to the accrual of original issue discount on a Note with respect to, non-corporate United States Holders. A 31% "backup withholding" tax will apply to such payments and to payments with respect to original issue discount if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns. The amount of original issue discount required to be reported by the Company may not be equal to the amount of original issue discount required to be reported as taxable income by a United States Holder of Discount Notes.

 United States Alien Holders

  Payment of principal, premium, if any, and interest made within the United States by the Company or any of its Paying Agents are generally subject to information reporting and possibly "backup withholding" at a rate of 31%. Information reporting and backup withholding will not, however, apply to payments made to a United States Alien Holder on a Note if the certification described in clause (a)(v) above under "United States Alien Holders" is received, provided in each case the payor does not have actual knowledge that the Holder is a United States person.

  Payment of the proceeds from the sale by a United States Alien Holder of a Note made to or through a foreign office of a broker will not generally be subject to information reporting or backup withholding. If, however, the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is from a United States trade or business, such payments will not be subject to backup withholding but will be subject to information reporting, unless (a) such broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (b) the beneficial owner otherwise establishes an exemption. Temporary Treasury regulations provide that the Treasury is considering whether backup withholding will apply with respect to the proceeds of a sale that are not subject to backup withholding under the current regulations. Under proposed Treasury regulations not currently in effect, backup withholding will not apply to such payments absent actual knowledge that the payee is a United States person. Payment of the proceeds from a sale of a Note through the United States office of a broker is subject to information reporting and backup withholding unless the Holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

  Any amounts withheld under the backup withholding rules will be allowed as a credit against such holder's U.S. federal income tax liability (any resulting overpayment being refundable) provided the required information is furnished to the IRS.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

  The Notes are offered on a continuing basis by the Company through Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (collectively, the "Agents") who have agreed to use their best efforts to solicit purchases of the Notes, and may be sold to the Agents for resale to investors and other purchasers at varying prices related to prevailing market prices at the time of resale, to be determined by the Agents. The Company reserves the right to sell Notes directly on its own behalf in those jurisdictions where it is authorized to do so. The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. The Agents will have the right to reject any proposed purchase of Notes through them in whole or in part. Payment of the purchase price of Notes will be required to be made in immediately available funds in The City of New York. The Company will pay the Agents a commission ranging from .125% to .750% of the principal amount of Notes with maturities of up to 30 years sold through the Agents, depending upon the Stated Maturity, and may also sell Notes to the Agents as principals at negotiated discounts. Commissions on agency sales of Notes with maturities of more than 30 years will be determined at the time of sale. No commission will be payable on any sales made directly to the public by the Company.

  In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer may include all or a portion of the discount to be received by such Agent from the Company. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to

100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity, and may be resold by the Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to certain dealers as described above. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of a fixed-price public offering), concession and discount may be changed.

  The Agents and any dealers to whom Notes are sold may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, and will reimburse the Agents for certain expenses.

  The Notes are a new issue of securities with no established trading market. The Agents have informed the Company that they intend to make a market in the Notes, but are under no obligation to do so and such market making may be terminated at any time. Therefore, no assurance can be given as to the existence of a trading market in the Notes in the future.

  One or more of the Agents or their affiliates may be customers of, extend credit to, engage in transactions with or perform services for the Company in the ordinary course of business.

                                PHH CORPORATION


                                DEBT SECURITIES

  PHH Corporation (the "Company") from time to time may offer up to $2,000,000,000 aggregate principal amount, or the equivalent thereof in foreign currencies or currency units, of its debt securities (the "Debt Securities"). The Debt Securities will be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Company may sell Debt Securities to or through underwriters, and also may sell Debt Securities directly to other purchasers or through agents. See "Plan of Distribution."

  The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, currency denomination, terms for redemption, if any, at the option of the Company or the holder, terms for sinking or purchase fund payments, if any, the identity of the Trustee and the Indenture under which the Debt Securities are being issued, the initial public offering price, the names of, and the principal amounts, if any, to be purchased by, underwriters or agents, if any, the compensation of such underwriters or agents and the other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities"), are set forth in the accompanying Prospectus Supplement, as supplemented from time to time by Pricing Supplements (as so supplemented, the "Supplement").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   THE DATE OF THIS PROSPECTUS IS     , 1994

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at: Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661- 2511 and New York Regional Office, 75 Park Place, Fourteenth Floor, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There are incorporated herein by reference the following documents of the Company filed by it with the Commission pursuant to Section 13 of the Exchange
Act: (1) Annual Report on Form 10-K for the fiscal year ended April 30, 1993 and (2) Quarterly Reports on Form 10-Q for the periods ended July 31, 1993, October 31, 1993 and January 31, 1994. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any of the documents incorporated by reference herein (other than exhibits to such documents). Written or telephone requests should be directed to: PHH Corporation, 11333 McCormick Road, Hunt Valley, Maryland 21031, Telephone (410) 771-3600, Attention: Secretary.

                                  THE COMPANY

  PHH Corporation is a Maryland corporation. The Company's executive offices are located at 11333 McCormick Road, Hunt Valley, Maryland 21031 (telephone 410-771-3600).

  The Company provides a broad range of integrated management services, expense management programs and mortgage banking services to more than 2,000 clients, including many of the world's largest corporations, as well as governmental agencies and associations. Its primary business service segments consist of vehicle management, relocation and real estate, and mortgage banking. Vehicle management services consist primarily of the management, purchase, leasing and resale of vehicles for corporate clients, including fuel purchase and expense management programs and other fee-based services for their vehicle fleets in the United States, Europe and Canada. Relocation and real estate services consist primarily of the purchase, management and resale of homes for transferred employees of corporate clients, financial institutions and governmental units in the United States, Europe and Canada. Services also include related fee-based services which provide assistance to transferring employees and other fee-based real estate and consulting services. Mortgage banking services consist primarily of the origination, sale and servicing of residential first mortgage loans.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                         NINE MONTHS      YEAR ENDED APRIL 30,
                                            ENDED       ------------------------
                                       JANUARY 31, 1994 1993 1992 1991 1990 1989
                                       ---------------- ---- ---- ---- ---- ----
Ratio of earnings to fixed charges....       1.60       1.47 1.34 1.25 1.25 1.27

  The ratios of earnings to fixed charges have been computed by dividing earnings from continuing operations of the Company and its consolidated subsidiaries before income taxes and fixed charges by the fixed charges. For purposes of these ratios, fixed charges consist of interest, the interest portion of "Costs, including interest, of carrying and reselling homes," and that portion of rentals deemed representative of the appropriate interest factor. Interest included in fixed charges consists of the amounts identified as interest expense in the Company's consolidated statements of income, the substantial portion of which represents interest on debt incurred to finance leasing activities and mortgage banking activities, as well as interest costs associated with home relocation services which are ordinarily recovered through direct billings to clients and are included with "Costs, including interest, of carrying and reselling homes" in the Company's consolidated financial statements. Certain operating lease payment obligations required under agreements to sell and lease back vehicles are excluded from rentals as the obligations are equal to the operating lease payments received from clients.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Debt Securities will be used to finance assets the Company manages for its clients and for general corporate purposes. The Company's "Assets Under Management Programs," which currently are represented by subsidiaries' net investment in leases and leased vehicles, equity advances on homes and other assets under management programs, represent the Company's principal financing requirement. Financing for Assets Under Management Programs is also provided by banks and through the sale of commercial paper by the Company.

                         DESCRIPTION OF DEBT SECURITIES

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Supplement may relate. The particular terms of the Debt Securities offered by any Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Supplement relating to such Offered Debt Securities.

  The Debt Securities are to be issued under any of three substantially identical indentures (each, an "Indenture" and collectively, the "Indentures") between the Company and various trustees (each, a "Trustee" and collectively, the "Trustees"). A copy of each Indenture has been filed with the Commission as indicated in the Registration Statement. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the Indentures, including the definitions therein of certain terms. Wherever reference is made to particular sections or defined terms of the Indentures, such sections or defined terms are incorporated herein by reference.

GENERAL

  The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Debt Securities will be issued under (i) an Indenture dated as of March 1, 1993, between the Company and The First National Bank of Chicago, as Trustee, (ii) an Indenture dated as of May 1, 1992, between the Company and The Bank of New York, as Trustee, or (iii) an Indenture dated as of May 1, 1992 between the Company and Chemical Bank, as Trustee.

  Unless a different place is specified in the applicable Supplement, principal of and interest, if any, on the Debt Securities will be payable at the corporate offices of the applicable Trustee; provided that payment of interest may be made at the option of the Company by check or draft mailed to the person entitled thereto.

  The Indentures do not limit the aggregate principal amount of the Debt Securities or of any particular series of Offered Debt Securities and provide that Debt Securities may be issued thereunder from time to time in one or more series.

  Reference is made to the Supplement relating to the particular series of Debt Securities offered thereby for the following terms of the Offered Debt
Securities: (1) the title of the Offered Debt Securities and the series of which the Offered Debt Securities shall be a part; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (4) the date or dates on which the Offered Debt Securities will mature; (5) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any; (6) the date from which such interest, if any, on the Offered Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the record dates for such interest payment dates, if any; (7) the dates, if any, on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or to any purchase fund provisions, be redeemed by the Company, and the other detailed terms and provisions of such sinking and/or purchase funds; (8) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and the other detailed terms and provisions of such optional redemption; (9) the denominations in which the Offered Debt Securities are authorized to be issued; (10) whether the principal and/or interest of the Offered Debt Securities is denominated in a currency other than United States dollars; (11) the identity of the Trustee and the Indenture under which the Offered Debt Securities are issued; and (12) any other terms of the Offered Debt Securities.

  Debt Securities bearing no interest or interest at a rate which at the time of issuance is below market rates may be issued under the Indentures and offered and sold at a substantial discount from the principal amount thereof. Special federal income tax, accounting and other considerations applicable thereto will be described in any Supplement relating to such Debt Securities.

  The Debt Securities are not subordinated in right of payment to any other indebtedness of the Company. However, the right of the Company and its creditors, including the holders of Debt Securities, to participate in any distributions of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of the Company itself as a creditor may be recognized.

  The Debt Securities will be issued only in fully registered form without coupons. Offered Debt Securities may be presented at the corporate offices of the applicable Trustee for registration of transfer or exchange without service charge, but the Company may require payment to cover taxes or other governmental charges payable in connection therewith.

CERTAIN DEFINITIONS

  The Indentures contain certain restrictions upon actions of the Company and certain of its subsidiaries and related definitions of terms. The following terms, among others, are defined in the Indentures as indicated:

    Assets Under Management Programs means those assets of the Company or any Restricted Subsidiary, the value of which for financial reporting purposes
  (i) is included in "Assets Under Management Programs" in the Company's most recent consolidated balance sheet preceding the date of any determination or (ii) upon any acquisition subsequent to the date of such balance sheet, would be included in "Assets Under Management Programs" in a consolidated balance sheet prepared as of the date of such acquisition, all determined in accordance with generally accepted accounting principles applied on the basis used from time to time in reports to the Company's stockholders.

    Attributed Debt in respect of any Sale-Leaseback Transaction means, as of the date of any determination, the lesser of (i) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease or
  (ii) the total obligation (discounted to present value at 18% compounded semiannually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

    Consolidated Tangible Net Worth means stockholders' equity of the Company and consolidated subsidiaries (excluding the cost of any treasury shares), including any amounts recorded in respect of preferred stock of the Company, and less goodwill, as reflected in the Company's consolidated balance sheet determined as of a date within 60 days preceding the date of any determination, determined in accordance with generally accepted accounting principles applied on the basis used from time to time in reports to the Company's stockholders.

    Debt means (i) any debt for money borrowed, (ii) any debt evidenced by a note, debenture or other similar instrument, including purchase money obligations given in connection with the acquisition of any property or assets, including securities, (iii) any debt of others described in clauses
  (i) and (ii) and guaranteed by the Company or a Restricted Subsidiary or for which the Company or a Restricted Subsidiary is otherwise liable and
  (iv) any amendment, renewal, extension or deferral or refunding of any Debt described in clauses (i), (ii) and (iii).

    Lien means any mortgage, pledge, lien, security interest or encumbrance.

    Long-Term Debt means Debt that by its terms matures on a date more than 12 months after the date it was created or Debt that the obligor extends or renews without the obligee's consent to a date more than 12 months after the date the Debt was created.

    Restricted Subsidiary means a Subsidiary substantially all of the business of which is carried on within the United States, Canada or the United Kingdom, or which is incorporated under the laws of any jurisdiction in the United States, Canada or the United Kingdom.

    Sale-Leaseback Transaction means an arrangement whereby the Company or a Restricted Subsidiary now owns or hereafter acquires a property, transfers it to a person and leases it back, except that such term shall not include those arrangements in which the lease is (i) for a term of three years or less or (ii) between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

    Subsidiary means a corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect directors shall at the time be owned, directly or indirectly, by the Company and/or one or more Subsidiaries.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global notes (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement relating to such series. Global Securities will be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged for Debt Securities in definitive form, a temporary Global Security may not be transferred except as a whole by the depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to any depositary arrangements.

  Upon the issuance of a Global Security, the depositary for such Global Security or its nominee will credit the accounts of persons held with it with the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the depositary for such Global Security or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of ownership will be effected only through, records maintained by the depositary (with respect to participants' interests) for such Global Security or by participants or persons that hold through participants (with respect to beneficial owners' interests).

LIMITATIONS ON LIENS

  The Company shall not, and it shall not permit any Restricted Subsidiary to, incur any Lien to secure Debt without equally and ratably securing the Debt Securities except (i) Liens incurred in the ordinary course of business to secure Debt utilized to fund Assets Under Management Programs; (ii) Liens existing prior to the date of the Indentures; (iii) Liens on property, Debt or shares of stock of a corporation at the time it becomes a Restricted Subsidiary or it is merged with or acquired by a Restricted Subsidiary or the Company; provided that any such Lien does not extend to other property of the Company or a Restricted Subsidiary; (iv) Liens to secure certain intracompany Debt; (v) Liens on property at the time the Company or a Restricted Subsidiary acquires the property; provided that any such Lien does not extend to other property of the Company or a Restricted Subsidiary; (vi) Liens in favor of a government securing Debt representing payments under contract or statute or Debt incurred to finance construction of property subject to the Lien; (vii) Liens placed upon property or assets of the Company or a Restricted Subsidiary contemporaneously with, or within one year after, the acquisition or completion of construction and commencement of operation of such property or assets to secure Debt incurred to finance all or a portion of the purchase price thereof or such cost of construction; provided that any such Lien does not extend to other property of the Company or a Restricted Subsidiary; (viii) Liens on property of a person at the time the person transfers or leases all or substantially all of its assets to the Company or a Restricted Subsidiary; provided that any such Lien does not extend to other property of the Company or a Restricted Subsidiary; (ix) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any of the above; or (x) Liens to secure Debt not otherwise permitted under clauses (i) through (ix) if, at the time any such Liens are incurred, the aggregate amount of Debt secured by such Liens plus the sum of the aggregate Attributed Debt in respect of Sale-Leaseback Transactions permitted under clause (iii) of "Limitations on Sale-Leaseback Transactions" and the then outstanding principal amount of Debt permitted under the second sentence of "Limitations on Certain Advances to Non-Subsidiaries" does not exceed 10% of Consolidated Tangible Net Worth.

LIMITATIONS ON SALE-LEASEBACK TRANSACTIONS

  The Company shall not, and it shall not permit any Restricted Subsidiary to, enter into a Sale- Leaseback Transaction unless (i) the Company or a Restricted Subsidiary could create a Lien on the property or asset involved in the Sale-Leaseback Transaction without equally and ratably securing the Debt Securities,
(ii) the Company or a Restricted Subsidiary within 180 days applies an amount at least equal to the Attributed Debt in respect of such Sale-Leaseback Transaction to retire Long-Term Debt of the Company or such Restricted Subsidiary, provided, however, that the Company or a Restricted Subsidiary may not receive credit for the retirement of (a) Debt of the Company that is subordinated to the Debt Securities or Debt of a Subsidiary that is subordinated to other Debt of such Subsidiary, (b) Debt retired at maturity or through mandatory redemption or (c) Debt owed to the Company or a Subsidiary or
(iii) the Company or a Restricted Subsidiary could create Liens under clause
(x) of "Limitations on Liens" to secure Debt in a principal amount equal to the Attributed Debt in respect to such Sale-Leaseback property without equally and ratably securing the Debt Securities.

LIMITATIONS ON CERTAIN ADVANCES TO NON-SUBSIDIARIES

  Neither the Company nor any Subsidiary will have outstanding any claims on account of funds advanced by the Company or a Subsidiary by way of loans, which, when made, were made to finance Assets Under Management Programs, against any person other than a Subsidiary or the Company unless such Subsidiary or the Company is primarily liable in respect thereof and the assets so financed would continue to be included in Assets under Management Programs on the Company's consolidated balance sheet as of the date of any determination. This restriction will not apply if the principal amount of Debt represented by claims otherwise prohibited as aforesaid does not exceed the amount which, in addition to any amounts which at the time of determination had been incurred under clause (x) of "Limitations on Liens" and clause (iii) of "Limitations on Sale-Leaseback Transactions", could then be incurred by the Company or a Restricted Subsidiary in compliance with clause (x) of "Limitations on Liens."

RESTRICTIONS ON SALE, CONSOLIDATION OR MERGER

  The Company will not consolidate with or merge into, or transfer all or substantially all of its assets to any other corporation unless the resulting, surviving or transferee corporation assumes all the obligations of the Company under the Debt Securities and the Indentures. If upon any such consolidation, merger or transfer any property or assets of the Company or a Restricted Subsidiary would become subject to a Lien securing Debt, then before the consolidation, merger or transfer occurs, the Company shall secure the Debt Securities equally and ratably with or prior to the Debt secured by such Lien; provided, however, that the Company need not so secure the Debt Securities if the Company or a Restricted Subsidiary could incur such Debt and secure it by a Lien on the property of the Company or any Restricted Subsidiary pursuant to the Indentures (see "Limitations on Liens") without equally and ratably securing the Debt Securities.

MODIFICATION AND WAIVER

  The Company is permitted, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities (as defined in the Indentures) of each series affected by the modification, to supplement the Indentures to modify the rights of the Holders of the Debt Securities; provided that no such modification shall, without the consent of the Holder of each Outstanding Debt Security affected thereby, (i) change the Stated Maturity of the principal of any Outstanding Debt Security or change the Redemption Price; (ii) reduce the principal amount of or the rate of interest on or any premium payable on redemption of any Outstanding Debt Security; (iii) modify the manner of determination of the rate of interest so as to affect adversely the interest of a Holder or reduce the amount of the principal of an Original Issue Discount Debt Security; (iv) change the place or currency of payment of principal of or interest, if any, on any Debt Security;
(v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; or (vi) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary to modify or amend the Indenture or to waive compliance with or defaults of certain restrictive provisions of the Indenture.

  The Holders of a majority in principal amount of an Outstanding series of Debt Securities may on behalf of all the Holders of such series waive the compliance with certain covenants or waive any past default except (i) a default in payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (ii) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the Holder of each Outstanding Debt Security of such series affected.

EVENTS OF DEFAULT

  The following shall constitute events of default with respect to Debt Securities of any series then Outstanding: (i) default for a period of 30 days in payment of any interest on the Debt Securities of such series when due; (ii) default in payment of principal of (or premium, if any, on) the Debt Securities of such series; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of a Debt Security of that series; (iv) default in performance of any other covenant in the applicable Indenture with respect to a series of Debt Securities, including violations of the covenants described above relating to limitations on Liens, limitations on Sale-Leaseback Transactions, limitations on certain advances to non-Subsidiaries and restrictions on sales of assets and consolidation or merger of the Company, continued for 90 days after written notice to the Company by the Trustee or by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series; and (v) certain events of bankruptcy, insolvency or reorganization.

  If an event of default with respect to Debt Securities of any series shall occur and be continuing, the applicable Trustee or the holders of 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal and accrued interest of all of the Debt Securities of that series to be due and payable immediately. The Company will comply with applicable tender offer rules under the Securities Exchange Act of 1934 in the event that the occurrence of an event of default results in the repurchase of Debt Securities.

  Each Indenture provides that the Trustee will, within 90 days after the occurrence of a default under such Indenture, give to Holders of the series of Debt Securities with respect to which a default has occurred notice of all uncured defaults known to it but, except in the case of a default in the payment of principal (including any sinking fund payment) or interest on a series of Debt Securities with respect to which such default has occurred, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such Holders.

  Each Indenture contains a provision entitling the Trustee, subject to the duty of such Trustee during default to act with the required standard of care, to be indemnified by the Holders of a series of Debt Securities with respect to which a default has occurred before proceeding to exercise any right or power under the appropriate Indenture at the request of such Holders. Subject to such right of indemnification, each Indenture provides that the Holders of a majority in principal amount of the Outstanding Debt

Securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee.

  The Company will be required to furnish to the Trustees annually a statement as to the fulfillment by the Company of all of its obligations under the Indentures.

  The general provisions of the Indentures do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Debt Securities. Any covenants or other provisions included in a supplement or amendment to the Indenture for the benefit of the holders of any particular series of Debt Securities will be described in the applicable Prospectus Supplement.

CONCERNING THE TRUSTEE

  The Company maintains general banking and credit relations with the Trustees in the ordinary course of business.

                              PLAN OF DISTRIBUTION

  The Company may sell Debt Securities to or through underwriters, and also may sell Debt Securities directly to other purchasers or through agents. The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Supplement will describe the method of distribution of the Offered Debt Securities.

  In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation will be described in the Supplement.

  Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (1) the purchase of the Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (2) if the Offered Debt Securities are also being sold to dealers acting as principals for their own account, the dealers shall have purchased such Offered Debt Securities not sold for delayed delivery. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL MATTERS

  The validity of each issue of Debt Securities will be passed upon for the Company by Piper & Marbury and certain legal matters will be passed upon for the underwriters or agents by Wachtell, Lipton, Rosen & Katz. Attorneys at the firm of Piper & Marbury currently own 1,600 shares of the Company's common stock.

                                    EXPERTS

  The financial statements and schedules included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1993, which are incorporated by reference in this Prospectus, have been audited by KPMG Peat Marwick, independent certified public accountants, to the extent and for the periods indicated in their report thereon, and are incorporated herein in reliance upon the report of KPMG Peat Marwick and the authority of said Firm as experts in accounting and auditing.

===============================================================================
- -------------------------------------------------------------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PRO-SPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PRO-SPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, IN ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REF-ERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT

Description of Notes.......................................................  S-2
Special Provisions Relating to Foreign Currency Notes...................... S-13
Certain Federal Income Tax Consequences.................................... S-17
Supplemental Plan of Distribution.......................................... S-24

                                   PROSPECTUS

Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
The Company................................................................    2
Ratio of Earnings to Fixed Charges.........................................    3
Use of Proceeds............................................................    3
Description of Debt Securities.............................................    3
Plan of Distribution.......................................................    9
Legal Matters..............................................................   10
Experts....................................................................   10


- -------------------------------------------------------------------------------
===============================================================================
===============================================================================
- -------------------------------------------------------------------------------

                   [LOGO OF PHH CORPORATION APPEARS HERE]
                                $2,000,000,000

                                PHH CORPORATION

                               MEDIUM-TERM NOTES

                             --------------------
                             PROSPECTUS SUPPLEMENT
                             --------------------

                             GOLDMAN, SACHS & CO.
                              MERRILL LYNCH & CO.
                          J.P. MORGAN SECURITIES INC.

- -------------------------------------------------------------------------------
===============================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the estimated expenses to be borne by the Company in connection with the issuance and distribution of the securities being registered hereunder, other than commissions.

     Registration fee............................................... $  689,655
     Transfer agent and registrar fees and expenses.................     60,000
     Trustee fees and expenses......................................     30,000
     Printing and engraving.........................................     35,000
     Legal fees and expenses........................................    100,000
     Accounting fees and expenses...................................     32,000
     Blue Sky filing fees and expenses..............................     25,000
     Rating agency fees.............................................    594,000
     Miscellaneous expenses.........................................     28,000
                                                                     ----------
         Total...................................................... $1,593,655
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  1. Charter, By-Law and Statutory Provisions

  Article VII, Section 5 of the charter of the Company provides that the Company shall indemnify its directors and officers to the full extent provided by the general laws of the State of Maryland now or hereafter in force. Article VII, Section 6 of the by-laws of the Company relating to indemnification of directors and officers provides for indemnification in accordance with the charter of the Company.

  2. Contract Provisions

  The Company expects to enter into selling agency agreements, distribution agreements and underwriting agreements with selling agents and underwriters, pursuant to which such selling agents and underwriters will agree to indemnify officers, directors and other persons controlling the Company against certain losses, claims, damages and liabilities arising out of untrue statements or omissions in the Company's Registration Statement or related Supplements in reliance upon information furnished by such selling agents and underwriters for use therein.

ITEM 16. EXHIBITS AND FINANCIAL SCHEDULES.

  (a) Exhibits

   1         --Proposed Form of Distribution Agreement.
   4(a)(i)   --Proposed Form of Indenture between The First National Bank of
               Chicago and the Company dated as of March 1,1993 (filed as
               Exhibit 4(a)(i) to Form S-3 Registration Statement
               (Registration No. 33-59376) and incorporated by reference
               herein).
   4(a)(ii)  --Form of Indenture between The Bank of New York and the Company dated as of May 1, 1992 (filed as Exhibit 4(a)(iii) to Form S-3
               Registration Statement (Registration No. 33-48125) and
               incorporated by reference herein).
   4(a)(iii) --Proposed Form of Indenture between Chemical Bank and the Company dated as of May 1, 1992 (filed as Exhibit 4(a)(iv) to Form S-3
               Registration Statement (Registration No. 33-48125) and
               incorporated by reference herein).
   4(b)(i)   --Proposed Form of Fixed Rate Note between the Company and each of the following Trustees: The First National Bank of Chicago, The
               Bank of New York and Chemical Bank.
   4(b)(ii)  --Proposed Form of Floating Rate Note between the Company and each of the following Trustees: The First National Bank of Chicago,
               The Bank of New York and Chemical Bank.
   5         --Opinion and consent of Messrs. Piper & Marbury, counsel for the
               Company.
  12         --Computation of Ratio of Earnings to Fixed Charges.
  24         --Consent of Independent Certified Public Accountants.
  25         --Power of Attorney.
  26(a)      --Form T-1: Statement of Eligibility and Qualifications under the
               Trust Indenture Act of 1939 of The First National Bank of
               Chicago, Trustee under the Indenture dated as of March 1, 1993.
  26(b)      --Form T-1: Statement of Eligibility and Qualifications under the
               Trust Indenture Act of 1939 of The Bank of New York, Trustee
               under the Indenture dated as of May 1, 1992.
  26(c)      --Form T-1: Statement of Eligibility and Qualifications under the
               Trust Indenture Act of 1939 of Chemical Bank, Trustee under the
               Indenture dated as of May 1, 1992.

      (b) Financial Statement Schedules

      None.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; that for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE COUNTY OF BALTIMORE, STATE OF MARYLAND, ON THE 15TH DAY OF MARCH, 1994.

                                          PHH CORPORATION

                                                             *
                                          By___________________________________
                                                      ROBERT D. KUNISCH
                                              CHAIRMAN OF THE BOARD, PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-3 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

    PRINCIPAL EXECUTIVE OFFICER:

                  *                                              March 15, 1994
- -------------------------------------
          ROBERT D. KUNISCH
CHAIRMAN OF THE BOARD, PRESIDENT AND
        CHIEF EXECUTIVE OFFICER

    PRINCIPAL FINANCIAL OFFICER:

                  *                                              March 15, 1994
- -------------------------------------
          ROY A. MEIERHENRY
      SENIOR VICE PRESIDENT AND
       CHIEF FINANCIAL OFFICER

    PRINCIPAL ACCOUNTING OFFICER:

                  *                                              March 15, 1994
- -------------------------------------
             NAN A. GRANT
              CONTROLLER

A MAJORITY OF THE BOARD OF DIRECTORS:*

James S. Beard, Andrew F. Brimmer,
 George L. Bunting, Jr., Barbara S. Feigin,
 Paul X. Kelley, Thomas V. King,
 L. Patton Kline, Robert D. Kunisch,
 Francis P. Lucier, Kent C. Nelson,
 Alexander B. Trowbridge

        /s/ Samuel H. Wright
*By__________________________________                            March 15, 1994
           SAMUEL H. WRIGHT
           ATTORNEY-IN-FACT

                                    EXHIBITS

 EXHIBIT                                                                   PAGE
   NO.                          DESCRIPTION OF EXHIBITS                    NO.
 -------                        -----------------------                    ----
     1         --Proposed Form of Distribution Agreement.
     4(a)(i)   --Form of Indenture between The First National Bank of
                 Chicago and the Company dated as of March 1,1993 (filed
                 as Exhibit 4(a)(i) to Form S-3 Registration Statement
                 (Registration No. 33-59376) and incorporated by
                 reference herein).
     4(a)(ii)  --Form of Indenture between The Bank of New York and the
                 Company dated as of May 1, 1992 (filed as Exhibit
                 4(a)(iii) to Form S-3 Registration Statement
                 (Registration No. 33-48125) and incorporated by
                 reference herein).
     4(a)(iii) --Form of Indenture between Chemical Bank and the Company dated as of May 1, 1992 (filed as Exhibit 4(a)(iv) to
                 Form S-3 Registration Statement (Registration No.
                 33-48125) and incorporated by reference herein).
     4(b)(i)   --Proposed Form of Fixed Rate Note between the Company
                 and each of the following Trustees: The First National
                 Bank of Chicago, The Bank of New York and Chemical Bank.
     4(b)(ii)  --Proposed Form of Floating Rate Note between the Company and each of the following Trustees: The First National
                 Bank of Chicago, The Bank of New York and Chemical Bank.
     5         --Opinion and consent of Messrs. Piper & Marbury, counsel
                 for the Company.
    12         --Computation of Ratio of Earnings to Fixed Charges.
    24         --Consent of Independent Certified Public Accountants.
    25         --Power of Attorney.
    26(a)      --Form T-1: Statement of Eligibility and Qualifications
                 under the Trust Indenture Act of 1939 of The First
                 National Bank of Chicago, Trustee under the Indenture
                 dated as of March 1, 1993.
    26(b)      --Form T-1: Statement of Eligibility and Qualifications
                 under the Trust Indenture Act of 1939 of The Bank of New
                 York, Trustee under the Indenture dated as of May 1,
                 1992.
    26(c)      --Form T-1: Statement of Eligibility and Qualifications
                 under the Trust Indenture Act of 1939 of Chemical Bank,
                 Trustee under the Indenture dated as of May 1, 1992.